UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) March 1, 2005

                          NATIONAL R.V. HOLDINGS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   Delaware                                     0-22268                           33-0371079
------------------------------------------------    --------------------------------    -------------------------------
         (State or other jurisdiction                    (Commission File No.)                 (I.R.S. Employer
               of incorporation)                                                             Identification No.)

                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (951) 943-6007

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results Of Operations And Financial Condition

            Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of National R.V. Holdings, Inc. (the "Company"), dated March 1, 2005, reporting the Company's financial results for the quarter and year ended December 31, 2004. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01(c).  Financial Statements and Exhibits

     99.1 Press Release of National R.V. Holdings, Inc. dated March 1, 2005, reporting National R.V. Holdings, Inc.'s financial results for the quarter and year ended December 31, 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                            NATIONAL R.V. HOLDINGS, INC.



                            By:      /s/ JOSEPH W. HANSEN
                                     Joseph W. Hansen
                                     Chief Financial Officer



Date:  March 1, 2005

                                                      EXHIBIT 99.1



                                     NATIONAL RV HOLDINGS, INC.


For immediate release:                                                Contact:
March 1, 2005                       Laurie Little/Director, Investor Relations
                                                          or Joseph Hansen/CFO
                                                    National RV Holdings, Inc.
                                        800.322.6007 (IR) or 800.322.6007(CFO)
                                                   ir@nrvh.com or cfo@nrvh.com


                  National RV Holdings Announces Fourth Quarter
                       and Year End 2004 Financial Results


     Perris, Calif., March 1, 2005 - National RV Holdings, Inc. (NYSE: NVH) today announced that financial results from continuing operations for the fourth quarter of 2004 was a net loss of $1.0 million, or a loss of $0.09 per diluted share, as compared to net income from continuing operations of $1.2 million, or $0.11 per diluted share, for the same quarter in 2003. Financial results for the fourth quarter of 2003, including discontinued operations, was net income of $0.5 million, or $0.05 per diluted share. Net income from continuing operations for the twelve months ended December 31, 2004 was $3.7 million or $0.35 per diluted share compared to a loss in the same period of 2003 of $6.9 million or a loss of $0.70 per diluted share. Financial results including discontinued operations for the twelve months ended December 31, 2004, was net income of $2.5 million, or $0.24 per diluted share as compared to a net loss of $8.3 million, or a loss of $0.84 in the same period in 2003. In September 2004, the Company sold its travel trailer business, which has been designated as a discontinued operation.

     Net sales from continuing operations for the three months ended December 31, 2004 increased 9% to $101.3 million as compared to $93.3 million for the three months ended December 31, 2003. Gross margins were 6.7% in the fourth quarter of 2004 as compared to 7.2% in the fourth quarter of 2003. Net sales from continuing operations for the year were $442.3 million as compared to $314.3 million in 2003, an increase of 41%. Gross margins were 7.5% for the 2004 year as compared to 2.5% in 2003.

     Commenting on the results, National's president and chief executive officer, Brad Albrechtsen said, "Despite a small fourth quarter loss triggered by industry-wide weakness in the Class A gas business, we are very pleased to report our first profitable year since 2000 and we believe we have turned the corner. Both divisions experienced strong year-over-year sales growth with particular strength in our highline diesel business. The 41% growth in sales was instrumental in turning an 84-cent loss in 2003 into a 24-cent profit in 2004."

     "We are particularly pleased with results at our Country Coach division," stated Albrechtsen, "where sales increased 66% in 2004 compared to 2003, fueled by retooled products, the introduction of the Inspire product, and strong industry demand for diesel-powered motorhomes. At our National RV division, where in 2004 nearly three-quarters of our motorhome unit sales came from gas-powered units, we have bolstered our diesel offerings by recently reintroducing the Tradewinds and Islander brands. These were well received at the annual trade show in Louisville and carry strong backlogs. We believe the financial impact of these products, which begin hitting dealer lots in numbers in mid March will start to be felt in the 2nd quarter of 2005."

     Country Coach's quarterly sales were $65.3 million, reflecting an increase of $22.4 million, or 52%, over results for the fourth quarter of 2003. National RV's quarterly sales were $36.0 million, reflecting a decrease of $14.4 million, or 29%, over results for the fourth quarter of 2003. Country Coach's year-to-date sales were $225.0 million, reflecting an increase of $89.6 million, or 66%, over results for the year-to-date sales in 2003. National RV's year-to-date sales were $217.3 million, reflecting an increase of $38.4 million, or 21%, over results for the same period in 2003.

     Selling, general and administrative expenses during the fourth quarter of 2004 increased 66% to $8.1 million compared to $4.9 million in the same period a year earlier, driven primarily by increased personnel expenses and approximately $1.2 million related to Sarbanes-Oxley ("SOX") compliance, which excludes internally incurred SOX expenses. This SOX compliance expense equates to $0.07 per share on a diluted basis for the fourth quarter of 2004. Management believes that a substantial amount of the SOX expense is nonrecurring and related to the design and implementation of internal control procedures. As a percentage of sales, SG&A expenses increased to 8.0% of sales in the fourth quarter of 2004 from 5.2% in the fourth quarter of 2003.

     As required by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Company has been working to assess effectiveness of the its internal controls over financial reporting as of the end of the December 31, 2004 fiscal year. SOX 404 requires disclosure of any material weaknesses in the Company's internal control over financial reporting that have been identified by management. Our assessment of compliance with SOX 404 is ongoing and is therefore incomplete. We expect to complete the remaining steps in our assessment of internal controls in time to file our Form 10-K for the year ending December 31, 2004 prior to the SEC reporting deadline. However, at the current stage of our assessment process, both management and our independent auditors have identified two areas where we believe there will be internal control deficiencies that will constitute material weaknesses in internal controls, both at a single division. The first is a material weakness in the physical inventory process at year-end. The second is a material weakness in the financial close process. Neither of these weaknesses resulted in material errors in our December 31, 2004 financial results as reported in this release, nor is it our belief that such weaknesses will result in changes to these results. Further, in each case where we have identified internal control deficiencies, management has taken and is taking steps to remediate the deficiencies. As required by applicable SEC rules, because of these material weaknesses, neither the Company nor its independent auditors will be able to conclude in the upcoming 10-K filing that the Company's internal control over financial reporting was effective as of 2004 year-end.

     National R.V. Holdings will host a live webcast to review fourth quarter results today, March 1, 2005, at 11 a.m. Eastern Time. A link to the conference call can be found on the Company's website at www.nrvh.com and will be archived and available for 90 days.

     National R.V. Holdings, Inc., through its two wholly owned subsidiaries, National RV, Inc. (NRV) and Country Coach, Inc. (CCI), is one of the nation's leading producers of motorized recreation vehicles. NRV is located in Perris, California where it produces Class A gas and diesel motor homes under model names Dolphin, Islander, Sea Breeze, Tradewinds and Tropi-Cal. CCI is located in Junction City, Oregon where it produces high-end Class A diesel motor homes under the model names Affinity, Allure, Inspire, Intrigue, Lexa and Magna, and bus conversions under the Country Coach Prevost brand.

     This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting or any failure to implement required new or improved controls; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's filings with the SEC and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.

                                       3
                                      # # #

                                   NATIONAL R.V. HOLDINGS, INC.
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                             (In thousands, except per share amounts)


                                                         Three Months            Twelve Months
                                                      Ended December 31,      Ended December 31,
                                                       2004        2003        2004        2003
Net sales                                            $ 101,300    $ 93,307    $442,277    $314,286
Cost of goods sold                                      94,498      86,544     408,901     306,293
                                                    ----------  ----------  ----------  ----------
    Gross profit                                         6,802       6,763      33,376       7,993
Selling expenses                                         3,840       2,951      13,738      11,236
General and administrative expenses                      4,230       1,907      12,873       7,314
Other expense                                              258           -         632           -
                                                    ----------  ----------  ----------  ----------
    Operating (loss) income                             (1,526)      1,905       6,133     (10,557)
Interest expense                                           197          90         327         399
Other income                                               (35)         (1)       (107)         (7)
                                                    -----------  ----------  ----------  ----------
  (Loss) income from continuing operations
        before income taxes                             (1,688)      1,816       5,913     (10,949)
  (Benefit) provision for income taxes                    (722)        666       2,263      (4,057)
                                                    -----------  ----------  ----------  ----------
(Loss) income from continuing operations                  (966)      1,150       3,650      (6,892)
                                                    ----------  ----------  ----------  ----------
Loss from discontinued operations                            -       1,074       2,155       2,301
Loss (gain) from sale of discontinued operations           105           -        (231)          -
Benefit for income taxes                                   (42)       (399)       (756)       (853)
                                                    -----------  ----------  ----------  ----------
    Net loss from discontinued operations                  (63)       (675)     (1,168)     (1,448)
                                                    -----------  ----------  ----------  ----------
    Net (loss) income                                  $(1,029)      $ 475      $2,482    $ (8,340)
                                                    ===========  ==========  ==========  ==========
Basic (loss) earnings per common share:
    Continuing operations                              $ (0.09)     $ 0.11      $ 0.36      $(0.70)
    Discontinued operations                            $ (0.01)     $(0.06)     $(0.12)     $(0.14)
    Total                                              $ (0.10)     $ 0.05      $ 0.24      $(0.84)

Diluted (loss) earnings per common share:
    Continuing operations                              $ (0.09)     $ 0.11      $ 0.35      $(0.70)
    Discontinued operations                            $ (0.01)     $(0.06)     $(0.11)     $(0.14)
    Total                                              $ (0.10)     $ 0.05      $ 0.24      $(0.84)

Weighted average number of shares
    Basic                                               10,251      10,095      10,217       9,900
    Diluted                                             10,251      10,201      10,383       9,900

                                               NATIONAL R.V. HOLDINGS, INC.
                                               CONSOLIDATED BALANCE SHEETS
                                           (In thousands, except share amounts)


                                                                                       December 31,         December 31,
                                                                                           2004                 2003

                                     ASSETS
Current assets:
     Cash and cash equivalents                                                                   $ 11              $ 2,059
     Restricted cash                                                                              251                  250
     Trade receivables, less allowance for doubtful accounts ($137 and $132, respectively)     23,641               20,978
     Inventories                                                                               71,584               51,659
     Deferred income taxes                                                                      5,639                7,955
     Note receivable                                                                            1,880                    -
     Prepaid expenses                                                                           2,924                1,658
                                                                                      ----------------    -----------------
       Total current assets                                                                   105,930               84,559
Property, plant and equipment, net                                                             37,723               40,833
Long-term deferred income taxes                                                                 5,137                3,805
Other                                                                                           1,338                1,252
                                                                                      ----------------    -----------------
                                                                                             $150,128             $130,449
                                                                                      ================    =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Line of credit                                                                            12,690                    -
     Book overdraft                                                                               803                    -
     Current portion of long-term debt                                                              -                   19
     Current portion of capital leases                                                             51                    -
     Accounts payable                                                                          16,612               14,101
     Accrued expenses                                                                          21,285               20,770
                                                                                      ----------------    -----------------
       Total current liabilities                                                               51,441               34,890
Long-term accrued expenses                                                                      7,069                7,569
Long-term portion of capital leases                                                               185                    -
                                                                                      ----------------    -----------------
Total liabilities                                                                              58,695               42,459
                                                                                      ----------------    -----------------

Commitments and contingencies

Stockholders' equity:
     Preferred stock - $.01 par value; 5,000 shares authorized,                                 -                      -
     4,000 issued and outstanding

     Common stock - $.01 par value; 25,000,000 shares authorized, 10,302,109 and                  103                  102
     10,190,230 issued and outstanding, respectively

Additional paid-in capital                                                                     37,423               36,463
Retained earnings                                                                              53,907               51,425
                                                                                      ----------------    -----------------
     Total stockholders' equity                                                                91,433               87,990
                                                                                      ----------------    -----------------
                                                                                             $150,128             $130,449
                                                                                      ================    =================


                                       5

                                               NATIONAL R.V. HOLDINGS, INC.
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                      (In thousands)


                                                                                                   Year Ended
                                                                                                  December 31,
                                                                                            2004                2003
 Cash flows from operating activities:
     Net income (loss)                                                                         $ 2,482            $ (8,340)
     Adjustments to reconcile net income (loss) to net cash
         (used in) provided by operating activities:
       Depreciation                                                                              3,840               3,952
       Loss (gain) on asset disposal                                                               441                  (1)
       Tax benefit related to exercise of stock options                                            254                 550
       Changes in assets and liabilities, net of discontinued operations:
         Increase in restricted cash                                                                (1)               (250)
         Increase in trade receivables, net                                                     (2,353)            (11,149)
         (Increase) decrease in inventories                                                    (22,757)             20,873
         Decrease in income taxes receivable                                                         -               7,015
         (Increase) decrease in prepaid expenses                                                (1,266)                476
         Increase in accounts payable                                                            2,511                 618
         Decrease in accrued expenses                                                               15                (225)
         Decrease (increase) in deferred income taxes                                              984              (5,388)
                                                                                       ----------------    ----------------
       Net cash (used in) provided by operating activities                                     (15,850)              8,131
                                                                                      -----------------    ----------------

 Cash flows from investing activities:
     Increase in other assets                                                                      (86)               (239)
     Proceeds from sale of assets                                                                3,601                  14
     Proceeds from sale of discontinued operation                                                  942                   -
     Purchases of property, plant and equipment                                                 (4,828)             (1,568)
                                                                                       ----------------    ----------------
       Net cash used in investing activities                                                      (371)             (1,793)
                                                                                       ----------------    ----------------

 Cash flows from financing activities:
     Net advances under (payments on) line of credit                                            12,690              (4,943)
     Increase (decrease) in book overdraft                                                         803                (943)
     Principal payments on long-term debt                                                          (19)                (22)
     Principal payments on capital leases                                                           (8)                  -
     Proceeds from issuance of common stock                                                        707               1,615
                                                                                       -----------------  -----------------
       Net cash provided by (used in) financing activities                                      14,173              (4,293)
                                                                                       -----------------  -----------------

 Net (decrease) increase in cash                                                                (2,048)              2,045
 Cash, beginning of year                                                                         2,059                  14
                                                                                       ----------------    ----------------

 Cash, end of year                                                                                $ 11             $ 2,059
                                                                                       ================    ================



                                       6